CERTIFICATE OF INCORPORATION

                                       OF

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.


         FIRST. The name of the Corporation is International Telecommunication Data Systems, Inc.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 42,000,000 shares, consisting of
(i) 40,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 2,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 250 shares are designated Series C Convertible Preferred Stock, $.01 par value (the "Series C Convertible Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.


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         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to

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the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.       SERIES C CONVERTIBLE PREFERRED STOCK.

         Two hundred and fifty (250) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series C Convertible Preferred Stock", with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations:

         1. Voting Rights. The holders of Series C Convertible Preferred Stock shall be entitled to notice of any shareholders' meetings and any directors' meetings but shall not be entitled to vote upon the election of directors or officers or upon any question affecting the management or affairs' of the Corporation, except where such notice or vote is required by law.

         2. Dividend Rights. Holders of outstanding Series C Convertible Preferred Stock shall receive cumulative cash dividends at a rate equal to $396.90 per share per annum (computed on the basis of a 360-day year of 12 30-day months). All dividends due under this Section IV.C.2 shall be declared at the discretion of the Board of Directors provided, however, that subject to the provisions of this Section IV.C.2, the Board of Directors shall declare a dividend on the Series C Convertible Preferred to the extent of funds legally available therefor. Declared dividends shall be paid by the Corporation not more than seventy-five (75) days, nor fewer than sixty (60) days, after the end of each fiscal year with respect to which such dividend is due, and shall be paid to the holders of record of the Series C Convertible Preferred Stock outstanding ratably, in accordance with the number of shares of Series C Convertible Preferred Stock held by each such holder on the record date. If less than the full preferential dividend on the Series C Convertible Preferred Stock is declared or paid in any calendar year, such amount of the preferential dividend not declared or paid (the "Unpaid Dividend" for purposes of this paragraph) shall not lapse, but except to the extent paid or converted into Series C Convertible Preferred Stock as described below, shall cumulate and be dividends that are preferential to all other dividends until paid. Subject to the provisions of this Section IV.C.2, such cumulative and unpaid
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

dividends shall be paid to the holders of the Series C Convertible Preferred Stock before any dividends may be paid to the holders of any class of stock ranking on liquidation junior to the Series C Convertible Preferred Stock. If there is an Unpaid Dividend in respect of the Corporation's fiscal years ending December 31, 1996 or December 31, 1997 (or both), then on or before February 28, 1998 the Corporation can elect to pay all, any part or none of the Unpaid Dividend in which event the holder(s) of Series C Convertible Preferred Stock shall elect either to (i) have such Unpaid Dividends cumulate and be added to the preferential dividend in the subsequent year or years or (ii) convert the entire amount of the Unpaid Dividend into Series C Convertible Preferred Stock at a price per share equal to the Applicable Conversion Price (as hereinafter defined); provided, however, that if the Corporation elects to pay the Unpaid Dividend in respect of the Corporation's fiscal year(s) ending December 31, 1996, December 31, 1997 (or both) the holder(s) of Series C Convertible Preferred Stock shall have the option, exercisable upon written notice sent to the Corporation not later than sixty (60) days after the Corporation notifies such holder(s) that it shall be paying the Unpaid Dividends either to (x) receive the Unpaid Dividend in cash or (y) receive two-thirds in cash and one-third in Series C Preferred Stock at a price per share equal to the Applicable Conversion Price (as hereinafter defined). From and after the Corporation's fiscal year ending December 31, 1998, to the extent there are Unpaid Dividends in respect of any fiscal year, the holder(s) of Series C Convertible Preferred Stock shall, not more than one hundred twenty (120) days nor less than ninety (90) days after the end of each fiscal year with respect to which such Unpaid Dividend is due, elect in writing to either (xx) have such entire Unpaid Dividends cumulate and be added to the preferential dividends in the subsequent year or years or (yy) convert the entire Unpaid Dividend into Series C Convertible Preferred Stock at a price per share equal to the Applicable Conversion Price (as hereinafter defined).

         3.       Conversion

         The holders of the Series C Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, and at the office of the Corporation or any

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transfer agent for the Series C Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4,961.24 by the Applicable Conversion Price (as hereinafter defined).

                  If more than one share of Series C Convertible Preferred Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the total number of shares so surrendered by such holder. Each share of Series C Convertible Preferred Stock shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Series C Convertible Preferred Stock without the payment of any additional consideration by the holder thereof (the "Applicable Conversion Price") shall initially be $6.20155 per share of Common Stock. Such initial Applicable Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Convertible Preferred Stock is convertible, as hereinafter provided.

         (b) Automatic Conversion. Each share of Series C Convertible Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4,961.24 by the then effective Applicable Conversion Price, upon the closing of an underwritten public offering resulting in gross proceeds to the Corporation of not less than $10,000,000 pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public. In the event of such an offering, the party or parties entitled to receive the Common Stock issuable upon such conversion of the Series C Convertible Preferred Stock shall be deemed to have converted such Series C Convertible Preferred Stock immediately before the closing of such offering, at which time the certificates evidencing Series C Convertible Preferred Stock shall be deemed to be retired and cancelled and the shares of Series C Convertible Preferred Stock represented thereby converted into Common Stock. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized shares accordingly. Each person holding of record Series C Convertible Preferred Stock at the time of any automatic conversion shall be entitled to (i) any dividends which, pursuant to Section IV.C.2 hereof have cumulated but remain unpaid at such time and (ii) any registration rights granted to such person. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

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

         (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Applicable Conversion Price. Except in the case of an automatic conversion pursuant to
Section IV.C.3(b), before any holder of Series C Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Convertible Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. Upon the date of an automatic conversion pursuant to Section IV.C.3(b), any person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series C Convertible Preferred Stock. A holder surrendering his certificate or certificates shall notify the Corporation of his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series C Convertible Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Except in the case of an automatic conversion pursuant to Section IV.C.3(b), such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Series C Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d) Adjustments to Applicable Conversion Price for Diluting Issues:

             (i) Special Definitions. For purposes of this Section IV.C.3(d), the following definitions shall apply:

                 (1) "Option" shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.


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

                 (2) "Original Issue Date" shall mean the date of the effectiveness of the merger of International Telecommunication Data Systems, Inc., a Connecticut corporation, with and into the Corporation.

                 (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series C Convertible Preferred Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                 (4) "Additional Shares of Common Stock" shall mean any or all shares of Common Stock issued (or, pursuant to Section IV.C.3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities outstanding as of the Original Issue or issued or issuable upon conversion of shares of Series C Convertible Preferred Stock or upon the exercise of the option(s) to convert Unpaid Dividends into shares of Series C Convertible Preferred Stock as set forth in Section IV.C.2.

             (ii) No Adjustment of Applicable Conversion Price. Subject to the provisions of Section IV.C.3(d)(iii)(2) and Section IV.C.3(d)(vi) below, no adjustment in the number of shares of Common Stock into which the Series C Convertible Preferred Stock is convertible shall be made, by adjustment in the Applicable Conversion Price of the Series C Convertible Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Applicable Conversion Price in effect on the date of, and immediately before, the issue of such Additional Share of Common Stock.

             (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                 (1) Options and Convertible Securities. If the Corporation, at any time or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section IV.C.3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Applicable Conversion Price in effect on the date of and immediately before such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (A) no further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (B) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase's or decrease's becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                     (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

                     (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the Applicable Conversion Price on the original date on which an

                                      8
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adjustment was made pursuant to this Section IV.C.3(d)(iii)(1), or (ii) the
Applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above;

                     (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof no adjustment of the Applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                     (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section IV.C.3(d)(iii) as of the actual date of their issuance.

                 (2) Stock Dividends. Stock Distributions and Subdivisions. If the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                     (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                     (B) in the case of any such subdivision, at the close of business on the date immediately before the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Applicable Conversion Price that became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section IV.C.3(d)(iii) as of the time of actual payment of such dividend.

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             (iv) Adjustment of Applicable Conversion Price of Additional Shares
of Common Stock. If the Corporation shall issue Additional Shares of Common
Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section IV.C.3(d)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section IV.C.3(d)(iii)(2), which is dealt with in Section IV.C.3(d)(vi) hereof) without consideration or for a consideration per share less than the Applicable Conversion Price in effect on the date of and immediately before such issue, then such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price at which such Additional Shares of Common Stock are so issued.

             (v) Determination of Consideration. For purposes of this Section IV.C.3(d)(v), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                 (1) Cash and Property: Such consideration shall:

                     (A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                     (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                     (C) if the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                 (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section IV.C.3(d)(iii)(1) shall be determined by dividing

                     (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                     (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities.

             (vi) Adjustment for Stock Dividends. Stock Distributions. Subdivision Combinations or Consolidations of Common Stock.

                 (1) Stock Dividends. Stock Distributions or Subdivisions. In the event the Corporation shall issue additional shares of Common Stock (or any options or rights therefor or any securities convertible or exchangeable therefor) in a stock dividend, other stock distribution or subdivision, the Applicable Conversion Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision so that each share of Series C Convertible Preferred Stock shall thereafter be convertible into the number of shares of Common Stock that the holder of such share of Series C Convertible Preferred Stock would have owned and to which the holder would be entitled had the holder converted such share of Series C Convertible Preferred Stock immediately before such stock dividend, stock distribution or subdivision.

                 (2) Combinations or Consolidations. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Applicable Conversion Price in effect immediately before such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation so that each share of Series C Convertible Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of such share of Series C Convertible Preferred Stock would have owned and

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

to which the holder would have been entitled had the holder converted such share of Series C Convertible Preferred Stock immediately before such combination or consolidation.

             (vii) Adjustment for Merger or Reorganization. etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section IV.C.3), each share of Series C Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Convertible Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as reasonably and in good faith determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series C Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Convertible Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless before or simultaneously with the consummation thereof, the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of the Series C Convertible Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders are entitled to receive.

         (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section IV.C.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Convertible Preferred Stock against impairment. Without limiting the generality of the foregoing, before taking any action that would result in any adjustment to the Applicable Conversion Price then in effect below the par value of the Common Stock, the Corporation will take or cause to be taken any and all necessary corporate or other action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock upon conversion. The taking of such corporate or other action shall be a condition precedent to the Corporation's taking the action which would result in such adjustment.

         (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this
Section IV.C.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall upon the written request at any time of any holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) all such adjustments and readjustments theretofore made, (ii) the Applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at such time would be received upon the conversion of Series C Convertible Preferred Stock.

         (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series C Convertible Preferred Stock at least ten
(10) days before the date thereof a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (h) Common Stock Reserved. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series C Convertible Preferred Stock.

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

         4. Liquidation Rights.

         (a) Rights on Dissolution Liquidation and Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, each holder of shares of Series C Convertible Preferred Stock shall be entitled to receive any declared and unpaid dividends on the Series C Convertible Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class of preferred stock that is junior to the Series C Convertible Preferred Stock, an amount per share of the Series C Convertible Preferred Stock equal to $4,961.24 per share.

         (b) Pro Rata Distribution. If the assets or surplus funds to be distributed to the holders of Series C Convertible Preferred Stock under subparagraph (a) of this Section IV.C.4 are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock.

         (c) Priority. Except as otherwise set forth in Section IV.C.4(a), all of the preferential amounts to be paid to (x) the holders of the Series C Convertible Preferred Stock under this Section IV.C.4 and (y) the holders of any other class of preferred stock ranking on a parity with the Series C Convertible Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other class of preferred stock that is junior to the Series C Convertible Preferred Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment of cumulative and unpaid dividends due to the holders of Series C Convertible Preferred Stock pursuant to this Section IV.C and the preferential amounts payable to the holders of the Series C Convertible Preferred Stock and the holders of such other class of preferred stock ranking on a parity with, or superior to, the Series C Convertible Preferred Stock, the holders of Common Stock shall be entitled to receive all remaining assets of this Corporation.

         FIFTH. The name and mailing address of the sole incorporator are as follows:

         NAME                                      MAILING ADDRESS

         Lewis D. Bakes                            969 High Ridge Road
                                                   Suite 205
                                                   Stamford, Connecticut  06905

         SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

         1. Election of directors need not be by written ballot.

         2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH. 1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section VIII.7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

         3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section VIII.4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         5. Advance of Expenses. Subject to the provisions of Section VIII.6 below, in the event that the Corporation does not assume the defense pursuant to
Section VIII.4 of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2 of this Article, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or
(d) a court of competent jurisdiction.

         7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section VIII.6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section VIII.6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

         15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnities, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation and shall become effective only upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation.

         1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's By-Laws.

         2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

         4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1997; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1999; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         6. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section VIII.1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

         7. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

         8. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

         10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

         ELEVENTH. Effective upon a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting and (ii) notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

         TWELFTH. Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.


         EXECUTED at Stamford, Connecticut, on August 28, 1996.


                                                   /S/ Lewis D. Bakes
                                                   ----------------------------
                                                   Lewis D. Bakes
                                                   Incorporator


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